UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2005

Vision Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Alabama	000-50719	63-1230752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Stanford Road, Panama City, FL		32405
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (251) 967-4212

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1. Amendment to the Amended and Restated Incentive Stock Option Plan

On May 23, 2005, the shareholders of Vision Bancshares, Inc. (the “Company”), approved an amendment to the Company’s Amended and Restated Incentive Stock Option Plan (the “Incentive Plan”). The amendment increases the number of shares reserved for issuance under the Incentive Plan by 50,000 shares from 450,000 shares to 500,000 shares.

2. Amendment to the Amended and Restated Employee Stock Purchase Plan

On May 23, 2005, the shareholders of the Company approved an amendment to the Company’s Amended and Restated Employee Stock Purchase Plan (the “Purchase Plan”). The amendment increases the number of shares reserved for issuance under the Purchase Plan by 15,000 shares from 30,000 shares to 45,000 shares.

The foregoing summaries of the amendments to the Incentive Plan and the Purchase Plan, and the form of Agreement are qualified in their entirety by the full text of the Incentive Plan and the Purchase Plan, each as amended, copies of which are attached as exhibits 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Amendment to the Vision Bancshares, Inc. Amended and Restated Incentive Stock Option Plan.

10.2	Amendment to the Vision Bancshares, Inc. Amended and Restated Employee Stock Purchase Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: May 23, 2005

VISION BANCSHARES, INC.

/s/ William E. Blackmon
By: William E. Blackmon Its: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to the Vision Bancshares, Inc. Amended and Restated Incentive Stock Option Plan.

10.2	Amendment to the Vision Bancshares, Inc. Amended and Restated Employee Stock Purchase Plan.

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